CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 16, 2017, relating to the financial statements and financial highlights which appear in the December 31, 2016 Annual Reports to Shareholders of Schwab Money Market Fund, Schwab Retirement Advantage Money Fund, Schwab Investor Money Fund, Schwab Government Money Fund, Schwab U.S. Treasury Money Fund, Schwab Value Advantage Money Fund, Schwab Municipal Money Fund, Schwab AMT Tax-Free Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab New Jersey Municipal Money Fund, Schwab Pennsylvania Municipal Money Fund, Schwab Massachusetts Municipal Money Fund, Schwab Cash Reserves, Schwab Advisor Cash Reserves, Schwab Treasury Obligations Money Fund, Schwab Variable Share Price Money Fund and Schwab Retirement Government Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in such Registration Statement.

San Francisco, California

April 24, 2017